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                                                                   EXHIBIT 99.3



                       [FORM OF EXCHANGE AGENCY AGREEMENT]

                                ___________, 1997


The First National Bank of Chicago
One First National Plaza
Suite 0126
Chicago, Illinois 60670-0126

Attention: Corporate Trust Services Division

Ladies and Gentlemen:

         UNION PLANTERS CORPORATION, a Tennessee corporation, as Depositor ("UPC") and UNION PLANTERS CAPITAL TRUST A, a Delaware business trust (the "Trust") hereby appoint THE FIRST NATIONAL BANK OF CHICAGO ("FNBC") to act as exchange agent (the "Exchange Agent") in connection with an exchange offer by UPC and the Trust to exchange up to $200,000,000 aggregate Liquidation Amount of the Trust's 8.20% Capital Securities due December 12, 2026 (the "New Capital Securities"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like aggregate Liquidation Amount of the Trust's outstanding 8.20% Capital Securities due December 12, 2026 (the "Old Capital Securities" and together with the New Capital Securities, the "Capital Securities"). The terms and conditions of the exchange offer are set forth in a Prospectus dated _______________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal, which together constitute the "Exchange Offer." The registered holders of the Capital Securities are hereinafter referred to as the "Holders." Capitalized terms used herein and not defined shall have the respective meanings described thereto in the Prospectus.

         On the basis of the representations, warranties and agreements of UPC, the Trust and FNBC contained herein and subject to the terms and conditions hereof, the following sets forth the agreement between UPC, the Trust and FNBC as Exchange Agent for the Exchange Offer:

1.   APPOINTMENT AND DUTIES AS EXCHANGE AGENT.

         a. UPC and the Trust hereby authorize FNBC to act as Exchange Agent in connection with the Exchange Offer and FNBC agrees to act as Exchange Agent in connection with the Exchange Offer. As Exchange Agent, FNBC will perform those services as are outlined herein, including, but not limited to, accepting tenders of Old Capital Securities and communicating generally regarding the Exchange Offer with


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